Exhibit 99.(c)

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution
Distribution Period	July 2013
Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable August 12, 2013, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

				% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)
Net Investment Income	0.020	31%	0.218	48%
Net Realized Long Term Capital Gains	0.045	69%	0.237	52%
Return of Capital or Other Capital Source	0.000	0%	0.000	0%
Total (per common share)	0.065	100%	0.455	100%

Average annual total return* (in relation to NAV) for the 5 years ended on July 31, 2013				12.9%
Annualized current distribution rate expressed as a percentage of NAV as of July 31, 2013				8.6%
Cumulative total return (in relation to NAV) for the fiscal year through July 31, 2013				16.2%
Cumulative fiscal year distributions as a percentage of NAV as of July 31, 2013				5.0%

You should not necessarily draw any conclusions about the Fund's investment performance from the amount of this distribution.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

Notice of Change in Shareholder Mailings Schedule

In order to be good stewards of the Fund's resources, we have decided not to incur the expense of mailing the first and third quarter shareholder reports beginning in 2013. Those reports will continue to be available in their entirety on the Fund's website, www.dnpselectincome.com and by mail to shareholders upon request. Although annual and semi-annual reports will continue to be mailed to shareholders, as required by law, we encourage you to access shareholder reports and other information about the Fund on the Fund's website.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution
Distribution Period	August 2013
Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable September 10, 2013, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	0.027	41%	0.244	47%
Net Realized Long Term Capital Gains	0.002	3%	0.276	53%
Return of Capital or Other Capital Source	0.036	56%	0.000	0%
Total (per common share)	0.065	100%	0.520	100%

Average annual total return* (in relation to NAV) for the 5 years ended on August 31, 2013				11.3%
Annualized current distribution rate expressed as a percentage of NAV as of August 31, 2013				9.1%
Cumulative total return (in relation to NAV) for the fiscal year through August 31, 2013				9.8%
Cumulative fiscal year distributions as a percentage of NAV as of August 31, 2013				6.1%

You should not necessarily draw any conclusions about the Fund's investment performance from the amount of this distribution.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

Notice of Change in Shareholder Mailings Schedule

In order to be good stewards of the Fund's resources, we have decided not to incur the expense of mailing the first and third quarter shareholder reports beginning in 2013. Those reports will continue to be available in their entirety on the Fund's website, www.dnpselectincome.com and by mail to shareholders upon request. Although annual and semi-annual reports will continue to be mailed to shareholders, as required by law, we encourage you to access shareholder reports and other information about the Fund on the Fund's website.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution
Distribution Period	September 2013
Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable October 10, 2013, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	0.042	65%	0.287	49%
Net Realized Long Term Capital Gains	0.023	35%	0.298	51%
Return of Capital or Other Capital Source	0.000	0%	0.000	0%
Total (per common share)	0.065	100%	0.585	100%

Average annual total return* (in relation to NAV) for the 5 years ended on September 30, 2013				13.6%
Annualized current distribution rate expressed as a percentage of NAV as of September 30, 2013				9.0%
Cumulative total return (in relation to NAV) for the fiscal year through September 30, 2013				12.2%
Cumulative fiscal year distributions as a percentage of NAV as of September 30, 2013				6.8%

You should not necessarily draw any conclusions about the Fund's investment performance from the amount of this distribution.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

Notice of Change in Shareholder Mailings Schedule

In order to be good stewards of the Fund's resources, we have decided not to incur the expense of mailing the first and third quarter shareholder reports beginning in 2013. The schedule of investments that was contained in those reports is part of the Fund's Form N-Q available on the Fund's website, www.dnpselectincome.com and by mail to shareholders upon request. Although annual and semi-annual reports will continue to be mailed to shareholders, as required by law, we encourage you to access shareholder reports and other information about the Fund on the Fund's website. Please note the fiscal year end of the Fund has changed to October 31. The audited annual report which will cover the first ten months of the calendar year will be sent to shareholders in late December or early January.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution
Distribution Period	October 2013
Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable November 12, 2013, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	0.014	22%	0.299	46%
Net Realized Long Term Capital Gains	0.001	1%	0.338	52%
Return of Capital or Other Capital Source	0.050	77%	0.013	2%
Total (per common share)	0.065	100%	0.650	100%

Average annual total return* (in relation to NAV) for the 5 years ended on October 31, 2013				18.7%
Annualized current distribution rate expressed as a percentage of NAV as of October 31, 2013				8.7%
Cumulative total return (in relation to NAV) for the fiscal year through October 31, 2013				17.4%
Cumulative fiscal year distributions as a percentage of NAV as of October 31, 2013				7.2%

You should not necessarily draw any conclusions about the Fund's investment performance from the amount of this distribution.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.